SUBSCRIPTION AGREEMENT

AN OFFERING OF COMMON STOCK

BY

EMERALD HEALTH BIOCEUTICALS INC.

EMERALD HEALTH BIOCEUTICALS INC.
5910 Pacific Center Boulevard, Suite 300
San Diego, California 92121

SUBSCRIPTION AGREEMENT INSTRUCTIONS

This Subscription Agreement relates to the purchase and sale of shares of common stock (the “Shares”) of Emerald Health Bioceuticals Inc., a Delaware corporation (the “Company”), at a purchase price of $4.00 per Share. In order to subscribe for the Shares, you must do the following:

•	READ AND COMPLETE THE ATTACHED SUBSCRIPTION AGREEMENT. Please be sure to:

o	Fill in your name and all other information requested on the first page of the Subscription Agreement and on the signature page to the Subscription Agreement.

o
Confirm (by initialing in the appropriate line(s) in the Subscription Agreement) that you are an “accredited investor,” as defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”).

o	For non-U.S. Persons, confirm (by initialing the appropriate line in the Subscription Agreement) that you are not a “U.S. Person,” as defined in Regulation S promulgated under the Securities Act.

•
RETURN YOUR SUBSCRIPTION AGREEMENT AND PAYMENT TO THE COMPANY.  Please return your completed and executed Subscription Agreement, together with payment for your subscription by check or wire transfer, to the Company as follows:

o
BY CHECK:  Please return your completed and executed Subscription Agreement, and certified check in the total amount of your investment made out to Emerald Health Bioceuticals Inc., to the Company at the following address:

Emerald Health Bioceuticals Inc.
5910 Pacific Center Boulevard, Suite 300
San Diego, CA 92121
Attention: Ella Traistaru

o
BY WIRE TRANSFER:  Please return your completed and executed Subscription Agreement via mail to the Company at the foregoing address, or via e-mail to [_____________________], and wire the total amount of your investment to the Company using the following wire instructions:

Bank:  [________]
Address: [________]
ABA Number: [________]
SWIFT Code: [________]
     Account Name: [________]
     Account Number: [________]

•
THE COMPANY WILL NOTIFY YOU IF YOUR SUBSCRIPTION IS ACCEPTED.  If your subscription is accepted by the Company, the Company will notify you of the acceptance of your subscription.  The Company retains the right to accept or reject all or any portion of any subscription in its sole discretion.

•	If you have any questions related to the Subscription Agreement, please contact Tu Diep at 619.208.7501 or td@emerald.life.

SUBSCRIPTION AGREEMENT

Name of Subscriber:
Number of Shares Subscribed For:
Total Subscription Amount ($):

1. Subscription. The undersigned (the “Subscriber”) hereby irrevocably subscribes for and agrees to purchase the number of shares set forth above (the “Shares”) of common stock, par value $0.01 per share (“Common Stock”) of Emerald Health Bioceuticals Inc., a Delaware corporation (the “Company”), at a purchase price of $4.00 per Share, and agrees to pay for such Shares the total subscription amount set forth above, subject to the Company’s acceptance of the Subscriber’s subscription and execution and delivery to the Subscriber of a copy of this Subscription Agreement (this “Agreement”) countersigned by the Company.  Upon the Company’s acceptance of the Subscriber’s subscription pursuant to the terms of this Agreement, the Company may release funds from escrow against issuance of certificates representing the Shares purchased by the Subscriber.

2. Agreements and Understandings of the Subscriber. The Subscriber agrees and understands that:

2.1. This Agreement, and the attachments hereto, have been furnished to the Subscriber prior to execution of this Agreement, and the Subscriber has been given the time required to read such materials, alone or with the Subscriber’s professional, legal, investment and financial advisors, and has so reviewed such materials.  The Subscriber understands that an investment in the Company’s Shares involves a high degree of risk. The Subscriber and the Subscriber’s advisors, if any, have reviewed the risk factors set forth in Annex 1 attached hereto, which includes a discussion of certain risks that the Subscriber should consider in connection with an investment in the Shares.

2.2. If the Subscriber has made any deposit, escrow or other payment in whole or in part toward the purchase of the Shares before executing this Agreement, the Subscriber may elect to either: (i) ratify the Subscriber’s investment and receive a credit in full for such payment by execution of this Agreement; or (ii) have returned on demand the full amount of such payment, less distributions received by the Subscriber, if any, without any interest, at which time the Subscriber will have no interest in or further obligation in regard to the Shares with respect to such returned funds.

2.3. No federal or state agency has made any finding or determination as to the fairness for investment, nor recommendation or endorsement, of the Shares.

2.4.  The offering of the Shares is intended to be exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), by virtue of the provisions of Regulation D and Regulation S promulgated thereunder, which is in part dependent upon the truth, completeness and accuracy of the representations and warranties made by the Subscriber herein.

2.5. The Subscriber agrees: (a) to supply the Company with any and all information necessary so that the Company may satisfy any and all United States legal reporting requirements; and (b) to indemnify the Company for any liability incurred by the Company as a result of its failure to withhold any taxes or comply with any reporting requirements because the Subscriber did not provide the necessary information to the Company to enable it to withhold the necessary taxes or fully comply with such requirements. Furthermore, if the Subscriber is a foreign investor who fails to timely file U.S. Internal Revenue Service Form 4224 with the Company, the Subscriber agrees, at the request of the Company, to execute any and all documents and instruments requested by the Company in order to consummate a sale or disposition of the Shares as required to comply with law.
1

2.6. If the Subscriber is an organization (other than a cooperative described in Section 521 of the Internal Revenue Code of 1986, as amended) whose income from the Company will be exempt from United States income tax, the Subscriber shall so advise the Company.

2.7. THE OFFERING OF THESE SHARES HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT. THE SUBSCRIBER MUST BEAR THE ECONOMIC RISK OF THE SUBSCRIBER’S INVESTMENT IN THE SHARES FOR AN INDEFINITE PERIOD OF TIME, AS THE SHARES CANNOT BE SOLD OR OTHERWISE TRANSFERRED UNLESS THEY ARE SUBSEQUENTLY REGISTERED UNDER THE SECURITIES ACT OR AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE AND THE COMPANY HAS BEEN PROVIDED WITH AN OPINION OF LEGAL COUNSEL TO THE HOLDER, IN FORM AND SUBSTANCE SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION IS NOT REQUIRED.

2.8. THE OFFERING AND SALE OF THE SHARES HAS NOT BEEN APPROVED OR DISAPPROVED BY THE STATE OR JURISDICTION OF THE SUBSCRIBER’S RESIDENCE, NOR HAS THE STATE OR JURISDICTION OF THE SUBSCRIBER’S RESIDENCE PASSED UPON THE ACCURACY OR ADEQUACY OF ANY INFORMATIONAL MATERIALS.

2.9. THE OFFERING AND SALE OF THE SHARES HAS NOT BEEN APPROVED OR DISAPPROVED BY THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION, NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF ANY INFORMATIONAL MATERIALS PROVIDED TO THE SUBSCRIBER. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

2.10. THE COMPANY RESERVES THE RIGHT TO APPROVE OR DISAPPROVE EACH PROSPECTIVE INVESTOR, AND TO ACCEPT OR REJECT ALL OR ANY PORTION OF ANY OFFERS TO PURCHASE SHARES, IN WHOLE OR IN PART, IN THE COMPANY’S SOLE DISCRETION.

2.11. THE SALE OF THE SHARES WHICH ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE STATE OF CALIFORNIA OR ANY OTHER STATE, AND THE ISSUANCE OF SUCH SHARES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO SUCH QUALIFICATION OR IN THE ABSENCE OF AN EXEMPTION FROM SUCH QUALIFICATION IS UNLAWFUL.  PRIOR TO ACCEPTANCE OF SUCH CONSIDERATION BY THE COMPANY, THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED OR AN EXEMPTION FROM SUCH QUALIFICATION BEING AVAILABLE.

3. Representations and Warranties of the Subscriber. The Subscriber hereby represents and warrants to, and acknowledges and agrees with, the Company as follows:

3.1. The Subscriber, if an individual, has reached the age of majority in the state or country in which the Subscriber resides.

3.2.  The Subscriber has the capacity or power and authority, as applicable, to execute and deliver this Agreement, and to make the Subscriber’s investment in, and become a stockholder of, the Company.  The execution, delivery and performance of this Agreement will not cause the Subscriber to violate any judgment, order, law, regulation, rule, ordinance, agreement, charter, organizational document, indenture or other instrument to which the Subscriber or the Subscriber’s assets is subject.  This Agreement has been duly authorized, executed and delivered by the Subscriber, and upon such execution and delivery constitutes a valid and legally binding obligation of the Subscriber, enforceable against the Subscriber in accordance with its terms, subject to bankruptcy, insolvency, reorganization and other similar laws affecting the enforcement of creditors’ rights generally and equitable principles.
2

3.3. The Subscriber intends to retain indefinitely, and has no present arrangement, understanding or agreement for disposing of the Shares.  The Subscriber is purchasing the Shares solely for the Subscriber’s own account, and not with a view to or for resale or distribution, except in compliance with the Securities Act and any applicable state or other securities laws.

3.4. The Subscriber, if a trust, corporation, partnership, or other entity: (i) is duly organized and validly existing under the laws of the state of its formation; (ii) is duly authorized and empowered to purchase the Shares; (iii) was not organized exclusively for the purpose of acquiring the Shares and has an independent reason for existence beyond such investment; (iv) has duly authorized the signatory hereto to execute this Agreement on behalf of the Subscriber, and, upon such execution, the Agreement and any related documents shall be a binding obligation of the Subscriber; and (v) will, upon request of counsel to the Company, furnish evidence of the representations and warranties of this subparagraph, including certified copies of the Subscriber’s certificate or articles of incorporation, certificate or articles or formation or organization, certificate or articles of partnership, or other governing documents.

3.5. The Subscriber is an “accredited investor” as defined in Regulation D under the Securities Act, as indicated herein. The Subscriber agrees to furnish any additional information requested by the Company to ensure compliance with applicable federal and state securities laws in connection with the purchase and sale of the Shares pursuant to this Agreement.

3.6. It has been called to the Subscriber’s attention that this investment involves a high degree of risk, and no assurances are or have been made regarding the economic advantages, if any, which may inure to the benefit of investors. The economic benefit from an investment in the Shares depends on the ability of the Company to successfully conduct its business activities. The accomplishment of such goals in turn depends on many factors beyond the control of the Company or its management. Accordingly, the suitability for any particular investor of a purchase of the Shares will depend upon, among other things, such investor’s investment objectives and such investor’s ability to accept speculative risks, including the risk of a total loss of investment in the Shares. The Subscriber and the Subscriber’s advisors, if any, have carefully reviewed and understand the risks of, and other considerations relating to, a purchase of the Shares, including, without limitation, the risk factors described in Annex 1 attached hereto. The Subscriber, either alone or together with the Subscriber’s financial advisors, has such knowledge and experience in financial and business matters that the Subscriber is capable of evaluating the merits and risks of the prospective investment, and has determined that the Shares being subscribed for by the Subscriber are a suitable investment for the Subscriber.  The Subscriber acknowledges and understands that no federal or state agencies have passed upon the offering of the Shares or made any finding or determination as to the fairness or advisability of this investment.

3.7. The Subscriber has adequate means of providing for the Subscriber’s current financial needs and contingencies, is able to bear the economic risks of this investment, is able to hold the Shares for an indefinite period of time, has no need for liquidity in such investment, and has sufficient net worth to sustain a loss of the Subscriber’s entire investment in the Company in the event such loss should occur.

3.8. The Subscriber and the Subscriber’s advisors, if any, have relied only upon the information contained in this Agreement and the attachments hereto made available to the Subscriber and the Subscriber’s advisors in connection with this offering. Any other information concerning this offering, whether oral or written, may be incomplete or inaccurate. Only this Agreement is intended to be a complete description of the offering and its terms.

3.9. The Subscriber has been given the opportunity to ask questions of and receive answers from the Company and its representatives with respect to this offering and the Company, and the Company has answered all inquiries that the Subscriber and the Subscriber’s advisors, if any, have made of it concerning the Company or any other matters relating to the business and proposed operation of the Company and the offer and sale of the Shares. No oral statement, printed material, or inducement which is contrary to the information contained in this Agreement has been given or made by or on behalf of the Company to the Subscriber or the Subscriber’s advisors, if any.
3

3.10. All of the representations and information provided by the Subscriber in this Agreement and any additional information which the Subscriber has furnished to the Company with respect to the Subscriber’s financial position and business experience, is accurate and complete as of the date hereof. If such representations or information shall become inaccurate prior to the sale and issuance of the Shares subscribed for herein to the Subscriber, the Subscriber will immediately furnish accurate and complete information concerning any such inaccuracies to the Company.

3.11. The Subscriber represents, if the Subscriber is subject to the Employee Retirement Income Security Act of 1974 (“ERISA”), that in making the proposed investment the Subscriber is aware of and has taken into consideration the diversification requirements of Section 404(a)(1)(C) of ERISA, and has concluded that the proposed investment is a prudent one.

3.12. The Subscriber understands that the issuance of the Shares to the Subscriber has not been registered under the Securities Act, in reliance upon one or more specific exemptions therefrom, including exemptions from registration under Regulation D and/or Regulation S promulgated under the Securities Act, which exemption(s) depend upon, among other things, the accuracy of the Subscriber’s representations and warranties made in this Agreement. The Subscriber understands that the Shares must be held indefinitely unless subsequently registered under the Securities Act and qualified under applicable state securities laws, or unless an exemption from such registration and qualification requirements is otherwise available. The Subscriber acknowledges that the Company has no obligation to register or qualify the Shares for resale. The Subscriber acknowledges that the Company will refuse to register any transfer of any Shares that is not made in accordance with the provisions of the Securities Act and the rules and regulations thereunder. The Subscriber further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements, including, but not limited to, the time and manner of sale, the holding period for the Shares, and requirements relating to the Company which are outside of the Subscriber’s control, and which the Company is under no obligation and may not be able to satisfy. The Subscriber has been independently advised as to the applicable holding period imposed in respect of the Shares by securities legislation in the jurisdiction in which the Subscriber resides, and confirms that no representation has been made by or on behalf of the Company respecting the applicable holding periods for the Shares in such jurisdiction. The Subscriber is aware of the risks and other characteristics of the Shares and of the fact that the Subscriber may not resell the Shares except in accordance with applicable securities legislation and regulatory policy.

3.13. Regulation S; Non-U.S. Person Status.  For purposes of compliance with the Regulation S exemption for the offer and sale of Shares to non-U.S. Persons, if the Subscriber is not a “U.S. Person,” as such term is defined in Rule 902(k) of Regulation S promulgated under the Securities Act, the Subscriber has initialed the following representation (please initial below, if applicable):

______ The Subscriber is a person or entity that is outside the United States and is not a “U.S. Person,” as such term is defined in Rule 902(k) of Regulation S promulgated under the Securities Act.1

1 Rule 902(k) of Regulation S under the Securities Act provides in part as follows:
1.
“U.S. person” means: (i) any natural person resident in the United States; (ii) any partnership or corporation organized or incorporated under the laws of the United States; (iii) any estate of which any executor or administrator is a U.S. person; (iv) any trust of which any trustee is a U.S. person; (v) any agency or branch of a foreign entity located in the United States; (vi) any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. person; (vii) any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated, or (if an individual) resident in the United States; and (viii) any partnership or corporation if: (A) organized or incorporated under the laws of any foreign jurisdiction; and (B) formed by a U.S. person principally for the purpose of investing in securities not registered under the Securities Act, unless it is organized or incorporated, and owned, by accredited investors (as defined in Rule 501(a)) who are not natural persons, estates or trusts.

2.
The following are not “U.S. persons”: (i) any discretionary account or similar account (other than an estate or trust) held for the benefit or account of a non-U.S. person by a dealer or other professional fiduciary organized, incorporated, or (if an individual) resident in the United States; (ii) any estate of which any professional fiduciary acting as executor or

4

If the Subscriber is not a U.S. Person, then the Subscriber makes the following representations, warranties and covenants:

3.13.1. The Subscriber is not acquiring the Shares for the account or benefit of any U.S. Person.

3.13.2. If the Subscriber is a legal entity, it has not been formed specifically for the purpose of investing in the Company.
3.13.3. The Subscriber hereby represents that the Subscriber has satisfied and fully observed the laws of the jurisdiction in which the Subscriber is located or domiciled, in connection with the acquisition of the Shares, including (i) the legal requirements of the Subscriber’s jurisdiction for the acquisition of the Shares, (ii) any foreign exchange restrictions applicable to such acquisition, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, which may be relevant to the holding, redemption, sale, or transfer of the Shares, and the Subscriber agrees to continue to comply with such laws for as long as the Subscriber shall hold the Shares.
3.13.4. To the knowledge of the Subscriber, without having made any independent investigation, neither the Company nor any person acting for the Company, has conducted any “directed selling efforts” in the United States as the term “directed selling efforts” is defined in Rule 902 of Regulation S under the Securities Act, which, in general, means any activity undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for any of the Shares. Such activity includes, without limitation, the mailing of printed material to investors residing in the United States, the holding of promotional seminars in the United States, and the placement of advertisements with radio or television stations broadcasting in the United States or in publications with a general circulation in the United States, which discuss the offering of the Shares.  To the knowledge of the Subscriber, the Shares were not offered to the Subscriber through, and the Subscriber is not aware of, any form of general solicitation or general advertising, including, without limitation, (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, and (ii) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.
3.13.5. The Subscriber will offer, sell or otherwise transfer the Shares, only (A) pursuant to a registration statement that has been declared effective under the Securities Act, (B) pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act in a transaction meeting the requirements of Rule 904 (or other applicable Rule) under the Securities Act, or (C) pursuant to another available exemption from the registration requirements of the Securities Act, subject to the Company’s right prior to any offer, sale or transfer pursuant to clauses (B) or (C) to require the delivery of an opinion of counsel, certificates or other information reasonably satisfactory to the Company for the purpose of determining the availability of an exemption.

administrator is a U.S person if: (A) an executor or administrator of the estate who is not a U.S. person has sole or shared investment discretion with respect to the assets of the estate; and (B) the estate is governed by foreign law; (iii) any trust of which any professional fiduciary acting as trustee is a U.S. person, if a trustee who is not a U.S. person has sole or shared investment discretion with respect to the trust assets, and no beneficiary of the trust (and no settlor if the trust is revocable) is a U.S. person; (iv) an employee benefit plan established and administered in accordance with the law of a country other than the United States and customary practices and documentation of such country; (v) any agency or branch of a U.S. person located outside the United States if: (A) the agency or branch operates for valid business reasons; and (B) the agency or branch is engaged in the business of insurance or banking and is subject to substantive insurance or banking regulation, respectively, in the jurisdiction where located; and (vi) the International Monetary Fund, the International Bank for Reconstruction and Development, the Inter-American Development Bank, the Asian Development Bank, the African Development Bank, the United Nations, and their agencies, affiliates and pension plans, and any other similar international organizations, their agencies, affiliates and pension plans.

5

3.13.6. The Subscriber will not engage in hedging transactions involving the Shares unless such transactions are in compliance with the Securities Act.
3.13.7. The Subscriber represents and warrants that the Subscriber is not a citizen of the United States and is not, and has no present intention of becoming, a resident of the United States (defined as being any natural person physically present within the United States for at least 183 days in a 12-month consecutive period or any entity who maintained an office in the United States at any time during a 12-month consecutive period). The Subscriber understands that the Company may rely upon the representations and warranties herein as a basis for an exemption from registration of the Shares under the Securities Act and the provisions of relevant state securities laws.
4. Accredited Investor Status. The Subscriber further represents and warrants to the Company that the Subscriber falls within one of the following definitions of “accredited investor,” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act:

For individuals: (Please initial the category that applies)

_______	(a) The Subscriber is a natural person whose individual net worth, or joint net worth with the Subscriber’s spouse, exceeds $1,000,000 at the time of purchase of the Shares.

For purposes of calculating “net worth” under this section, (i) the Subscriber’s primary residence shall not be included as an asset, (ii) indebtedness that is secured by the Subscriber’s primary residence, up to the estimated fair market value of the Subscriber’s primary residence as of the date hereof, shall not be included as a liability (except that if the amount of such indebtedness outstanding as of the date hereof exceeds the amount outstanding 60 days prior to the date hereof, other than as a result of the acquisition of such primary residence, the amount of such excess shall be included as a liability), and (iii) indebtedness that is secured by the Subscriber’s primary residence in excess of the estimated fair market value of the Subscriber’s primary residence as of the date hereof shall be included as a liability.

_______
(b) The Subscriber is a natural person who had an individual income in excess of $200,000 in each of the last two years, or joint income with the Subscriber’s spouse in excess of $300,000 in each of the last two years, and reasonably expects to reach the same income level in the current year.

For purposes of this section, “income” means total income from all sources, whether or not taxable by the United States or any other jurisdiction.

_______	(c) The Subscriber is either a director or executive officer of the Company.

For purposes of this section, “executive officer” means the president, any vice president in charge of a principal business unit, division or function (such as sales, administration or finance), any other officer who performs a policy making function, or any other person who performs similar functions for the Company.

For entities: (Please initial the category that applies)

_______	(d) The Subscriber is an institutional investor as provided in Rule 501(a)(1) of Regulation D under the Securities Act.

_______	(e) The Subscriber is a private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940.

6

_______
(f) The Subscriber is a corporation, Massachusetts or similar business trust, or partnership, or an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, in any such case, not formed for the specific purpose of acquiring the Shares, with total assets in excess of $5,000,000.

_______
(g) The Subscriber is a trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Shares, whose investment is directed by a sophisticated person as described in Rule 506(b)(2)(ii) of Regulation D under the Securities Act (i.e., a person who has such knowledge and experience in financial and business matters that such person is capable of evaluating the merits and risks of the prospective investment).

_______	(h) The Subscriber is an entity in which all of the equity owners are accredited investors, as described in subparagraphs (a) through (g) above.

5. Acceptance and Conditions of Investment.

The Subscriber understands, acknowledges and agrees with the Company as follows:

5.1. The Company reserves the unrestricted right to accept or reject any subscription, in whole or in part, and no subscription will be binding unless and until accepted by the Company in writing.

5.2. A restrictive legend in substantially the following form, or such other form as is reasonably satisfactory to the Company, will be placed on any certificate(s) evidencing the Shares:
THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION, AND MAY NOT BE OFFERED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED UNLESS THE SECURITIES ARE REGISTERED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS, OR UNLESS SUCH OFFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR TRANSFER IS MADE PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH LAWS AND THE COMPANY HAS RECEIVED AN OPINION OF LEGAL COUNSEL TO THE HOLDER, IN FORM AND SUBSTANCE SATISFACTORY TO THE COMPANY, TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED.

5.3. The Company may impose stop-transfer restrictions with respect to the Shares in order to enforce the provisions hereof and restrict the unauthorized resale or other transfer thereof, subject to and in accordance with the terms and conditions hereof and the provisions of the Securities Act and other applicable securities laws.

5.4. Unless otherwise provided by applicable law, the restrictive legend and stop-transfer restrictions described above will be placed with respect to any new certificate(s) or other document(s) issued upon presentment by the Subscriber of certificate(s) or other document(s) for transfer of the Shares.

6. Accuracy of Information Given. The Subscriber certifies that the Subscriber has provided the information contained herein to the best of the Subscriber’s knowledge, and that the representations and warranties of the Subscriber set forth herein are complete and accurate as of the date hereof. The Subscriber agrees that the foregoing representations and warranties shall survive the purchase of the Shares as well as any acceptance of this subscription for the Shares.
7

    7. Indemnification. The Subscriber acknowledges and understands the meaning and legal consequences of the representations and warranties set forth herein, and the Subscriber hereby agrees to indemnify and hold harmless the Company, its affiliates, attorneys, accountants, agents, employees and any selling security holder from and against any and all losses, damages, liabilities and expenses, including, without limitation, reasonable attorneys’ fees, incurred by any such person as a result or arising out of any breach or inaccuracy of any representation, warranty, agreement or covenant of the Subscriber set forth herein. This indemnification shall not require that the Company shall have been determined by any federal, state or other authority or person to have qualified for any exemption from the registration provisions of federal or state securities laws, rules or regulations.

8. Miscellaneous. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Delaware, without giving effect to principles of conflicts of law. This Agreement may not be modified or amended except pursuant to an instrument in writing signed by the Company and the Subscriber. In the event any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby. This Agreement, together with the attachments hereto, constitutes the entire agreement between the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings, whether oral or written, between the parties hereto with respect to the subject matter hereof.  This Agreement may be executed in counterparts, each of which shall constitute an original, and all of which, when taken together, shall constitute one and the same instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to each other party hereto.

[Signature Page Follows]
8

SIGNATURE PAGE TO SUBSCRIPTION AGREEMENT

Name of Subscriber (Print):

Residence Address (for individuals) or Principal Business Address (for entities):

Phone Number:

Email Address:

Social Security Number/Taxpayer Identification Number:

Number of Shares Subscribed For:

Total Amount of Subscription ($):

Status of Subscriber:	□ Individual	□ Corporation

	□ Trust	□ Partnership

	□ IRA	□ Other
(please describe)

Title to be Taken By (if not individual):
□ Joint Tenant with:
(name of co-tenant)
□ Other (describe):

Signature of Subscriber	Title (if applicable)	Date

Signature of Joint Subscriber	Title (if applicable)	Date
(if any)

THE FOLLOWING ACCEPTANCE IS TO BE COMPLETED BY THE COMPANY

The above Subscription Agreement is accepted and effective this ______ day of _______________ 2020.

EMERALD HEALTH BIOCEUTICALS INC.

By:

Name:

Title:

9

ANNEX 1

RISK FACTORS

An investment in our Shares  involves a high degree of risk. You should carefully consider the risks described below, together with all of the other information included in the Subscription Agreement, before making an investment decision. If any of the following risks actually occurs, our business, financial condition or results of operations could suffer. In that case, the price of our shares of Shares could decline and you may lose all or part of your investment.

Risks Related to our Business and Industry

We operate in a highly competitive industry, and if we are unable to compete effectively, our sales, financial condition and growth prospects could be materially and adversely affected.

The nutritional supplements retail industry in the U.S. is a large and highly fragmented industry with few barriers to entry. The market is highly sensitive to the introduction of new products, which may rapidly capture a significant share of the market. As certain products become more mainstream, with broader distribution, we experience increased competition. Increased competition from companies that distribute products through retail, e-commerce or wholesale channels could have a material adverse effect on our financial condition and results of operations. Certain of our competitors may have significantly greater financial, technical and marketing resources than we do, and may be able to adapt to changes in consumer preferences more quickly, devote greater resources to the marketing and sale of their products, or generate greater brand recognition. Our competitors may be more effective and efficient in introducing new products. If we fail to maximize the efficiency of our marketing and distribution strategies, our business and results of operations could be materially and adversely affected. We may not be able to compete effectively, and any of the factors listed above may cause price reductions, reduced margins and losses of our market share.

Our management believes that maintaining and promoting the Company’s brand is critical to expanding our customer base and achieving a competitive advantage. Maintaining and promoting the Company’s brand will depend largely on our ability to continue to provide quality, reliable and innovative products, which may require substantial investments and entail significant costs. If we fail to successfully promote and maintain our brand, our business, financial condition and results of operations could be materially adversely affected.

Unfavorable publicity or consumer perception of our products or similar products developed and distributed by other companies could have a material adverse effect on our reputation, which could result in decreased sales and fluctuations in our business, financial condition and results of operations.

We depend on consumer perception regarding the safety and quality of our products, as well as similar products marketed and distributed by other companies. Consumer perception of products can be significantly influenced by adverse publicity in the form of published scientific research, national media attention or other publicity, which may associate consumption of our products or other similar products with adverse effects or question the benefits and/or effectiveness of our products or similar products. A new product may initially be received favorably, resulting in high sales of that product, but that level of sales may not be sustainable as consumer preferences change over time. Future scientific research or publicity could be unfavorable to our industry or any of our particular products and may not be consistent with earlier favorable research or publicity. Unfavorable research or publicity could have a material adverse effect on our ability to generate sales.

Many of our competitors may have greater financial and other resources than we do.

The nutritional products market includes international, national, regional and local producers and distributors, many of whom have substantially greater production, financial, research and development, personnel and marketing resources than we do, and many of whom offer a greater variety of products. As a result, our competitors could compete more aggressively and sustain that competition over a longer period of time than we could. Our relative lack of resources may cause us to fail to anticipate or respond adequately to development of new products and changing consumer demands and preferences, or may cause us to experience significant delays in introducing new or enhanced products to the market. These failures or delays could reduce our competitiveness and cause a decline in our market share and sales. Increased competition in our industry could result in price reductions, reduced gross profit margin or loss of market share, any of which could have a material effect on our business, results of operations and financial condition.

We depend on the unique knowledge and experience of our officers and key personnel. If we are unable to recruit and retain key personnel, we may be unable to achieve our goals.

Our success depends upon the services of key personnel, including Tu Diep, our President, Gaetano Morello, our Interim Chief Executive Officer, Elena Traistaru, our Interim Chief Financial Officer, and Stuart Hutchinson, our Vice President of Sales. The loss of any such personnel or the delay in the replacement of such personnel could significantly delay the achievement of our business objectives, and could adversely affect our ability to continue to develop our business and grow our product line.

Our failure to appropriately and timely respond to changing consumer preferences and demand for new products and services could significantly harm our customer relationships and have a material adverse effect on our business, financial condition and results of operations.

Our business is subject to changing consumer trends and preferences. Our failure to accurately predict or react to these trends could negatively impact consumer opinion of us as a source for the latest products, which in turn could harm our customer relationships and cause us to lose market share. The success of our product offerings depends upon a number of factors, including our ability to:

•	Anticipate customer needs;
•	Innovate and develop new products;
•	Successfully introduce new products in a timely manner;
•	Price our products competitively with retail and online competitors;
•	Deliver our products in sufficient volumes and in a timely manner; and
•	Differentiate our product offerings from those of our competitors.

If we do not introduce new products or make enhancements to meet the changing needs of our customers in a timely manner, some of our products could be rendered obsolete, which could have a material adverse effect on our financial condition and results of operations.

Price increases or supply shortages of key raw materials could materially and adversely affect our business, financial condition and results of operations.

Our products are composed of certain key raw materials. If the prices of such raw materials increases significantly, it could result in a significant increase in our product development costs. If raw material prices increase in the future, we may not be able to pass on such price increases to our customers. A significant increase in the price of raw materials that cannot be passed on to customers could have a material adverse effect on our business, financial condition and results of operations.

We are reliant upon the supply of raw materials that meet our specifications. If any raw material is adulterated and does not meet our specifications, it could significantly impact our contract manufacturers' ability to manufacture our products, and could materially and adversely affect our business, financial condition and results of operations. Events such as terrorist attacks, civil unrest or war, or the perceived threat thereof, may also have an adverse effect on raw material availability essential to the manufacturing of our products, which could have a material adverse effect on our business, financial condition and results of operations.

We may experience product recalls, withdrawals or seizures, which could materially and adversely affect our business, financial condition and results of operations.

We may be subject to product recalls, withdrawals or seizures if any of the products we sell is believed to cause injury or illness, or if we are alleged to have violated governmental regulations in the manufacturing, labeling, promotion, sale or distribution of our products. A significant recall, withdrawal or seizure of any of our products may require significant management attention, would likely result in substantial and unexpected costs, and may materially and adversely affect our business, financial condition or results of operations. Furthermore, a recall, withdrawal or seizure of any of our products may adversely affect consumer confidence in our brands, which could result in decreased consumer demand for our products. We rely on our contract manufacturers and suppliers to ensure that the products they manufacture and supply comply with all applicable regulatory and legislative requirements.

In general, we seek representations and warranties, indemnification and/or insurance from our contract manufacturers and suppliers. However, even with adequate insurance and indemnification, any claims of noncompliance could significantly damage our reputation and consumer confidence in our products. In addition, the failure of those products to comply with applicable regulatory and legislative requirements could prevent us from marketing the products or require us to recall or remove such products from the market, which could materially and adversely affect our business, financial condition and results of operations.

We may be subject to product liability claims.

The Company’s products are produced for sale directly to end customers, and therefore there is there is an inherent risk of exposure to product liability claims, regulatory action and litigation if our products are alleged to have caused loss or injury. In addition, the manufacture and sale of the Company’s products involves the risk of injury to consumers due to tampering by unauthorized third parties or product contamination. Previously unknown adverse reactions resulting from human consumption of the Company’s products, alone or in combination with other medications or substances, could occur. The Company may be subject to various product liability claims, including, without limitation, claims that our products caused injury or illness, or claims that our products include inadequate instructions for use or inadequate warnings concerning possible side effects or interactions with other substances. A product liability claim or regulatory action against the Company could result in increased costs and harm our reputation, which could have a material adverse effect on our business, financial condition and results of operations.

Disruptions at our contract manufacturers’ manufacturing facilities, or loss of their manufacturing certifications, could materially and adversely affect our business and harm our customer relationships.

A significant disruption in a contract manufacturers’ manufacturing facilities for any reason, including, without limitation, regulatory requirements, a FDA determination that the facility is not in compliance with applicable manufacturing regulations, the loss of certifications, power interruptions, destruction of or damage to facilities, terrorist attacks, civil unrest, war or the perceived threat thereof, fires, hurricanes and other natural disasters, could disrupt our contract manufacturers’ ability to manufacture our products. Any such disruption could have a material adverse effect on our business, financial condition and results of operations. While we would likely be able to source our products from other contract manufacturers, a transition period would be required in order to source our own branded products from other contract manufacturers.

If we are unable to protect our intellectual property rights, our competitive position could be harmed.

Our commercial success will depend in part on our ability to obtain and maintain appropriate intellectual property protection in the United States and foreign countries with respect to our proprietary formulations and products. Our ability to successfully implement our business plan depends on our ability to build and maintain brand recognition using trademarks, service marks, trade dress and other intellectual property. We may rely on trade secret, trademark, patent and copyright laws, and confidentiality and other agreements with employees and third parties, all of which offer only limited protection. The steps we have taken and the steps we will take to protect our proprietary rights may not be adequate to preclude misappropriation of our proprietary information or infringement of our intellectual property rights. If our efforts to protect our intellectual property are unsuccessful or inadequate, or if any third party misappropriates or infringes on our intellectual property, the value of our brands may be harmed, which could have a material adverse effect on the Company's business and prevent our brands from achieving or maintaining market acceptance.

The patent positions of biotechnology companies generally are highly uncertain, involve complex legal and factual questions, and have in recent years been the subject of much litigation. As a result, the issuance, scope, validity, enforceability and commercial value of our patents are highly uncertain. If we are unable to obtain and maintain patent protection for our technology and products, or if the scope of the patent protection obtained is not sufficient, our competitors could develop and commercialize technology and products similar or superior to ours, and our ability to successfully commercialize our technology and products may be adversely affected. It is also possible that we will fail to identify patentable aspects of inventions made in the course of our development and commercialization activities before it is too late to obtain patent protection on them.

Protecting against the unauthorized use of our trademarks, patented technology and other intellectual property rights may be expensive, difficult and in some cases not possible. In some cases, it may be difficult or impossible to detect third-party infringement or misappropriation of our intellectual property rights, and proving any such infringement may be even more difficult.

We may become subject to claims by third parties asserting that we or our employees have misappropriated their intellectual property, or claiming ownership of what we regard as our own intellectual property.

Our commercial success depends upon our ability to develop, manufacture, market and sell our products, and to use our related proprietary formulations and technologies without violating the intellectual property rights of others. We may become party to, or threatened with, future adversarial proceedings or litigation regarding intellectual property rights with respect to our products. Third parties may assert infringement claims against us, and if we are found to infringe a third party's intellectual property rights, we could be required to obtain a license from such third party to continue commercializing our products. However, we may not be able to obtain any such required license on commercially reasonable terms, or at all. Under certain circumstances, we could be forced to cease commercializing the applicable product. In addition, we could be found liable for monetary damages in any such proceeding or litigation. A finding of infringement could prevent us from commercializing our products or force us to cease some of our business operations, which could materially harm our business. Any claims by third parties that we have misappropriated their confidential information or trade secrets could have a similar negative impact on our business. We attempt to ensure that our products and the methods we employ to manufacture them, as well as the methods for their uses we intend to promote, do not infringe other parties' proprietary rights. There can be no assurance they do not, however, and competitors or other parties may assert infringement claims against us in any event.

Obtaining and maintaining patent protection depends on compliance with various procedural, document submission, fee payment and other requirements imposed by governmental authorities, and our patent protection could be reduced or eliminated due to noncompliance with these requirements.

The United States Patent and Trademark Office (the “USPTO”) and various foreign national or international patent agencies require compliance with a number of procedural, documentary, fee payment and other similar provisions during the patent application process. In addition, periodic maintenance fees on any issued patent must be paid to the USPTO and various foreign national or international patent agencies in several stages over the lifetime of the patent. While an inadvertent lapse can in certain cases be cured by payment of a late fee or by other means in accordance with the applicable rules, there are situations in which noncompliance can result in abandonment or lapse of the patent or patent application, resulting in partial or complete loss of patent rights in the relevant jurisdiction. Noncompliance events which could result in abandonment or lapse of patent rights include, without limitation, failure to timely file national and regional stage patent applications or continuing applications thereof, failure to respond to official actions within prescribed time limits, non-payment of required fees, and failure to properly legalize and submit formal documents. The failure to obtain and maintain the patents covering our proprietary product formulations could have a material adverse effect on our business.

Compliance with new and existing governmental regulations could increase our costs significantly.

The processing, formulation, manufacturing, packaging, labeling, advertising and distribution of our products are subject to federal laws and regulation by one or more federal agencies, including the FDA, the FTC, the USDA and the EPA. These activities are also regulated by various state, local and international laws and agencies of the states and localities in which our products are sold. Regulations may prevent or delay the introduction, or require the reformulation, of our products, which could result in lost sales and increased costs to the Company. A regulatory agency may not accept the evidence of safety for any new ingredients that we may want to market, or may determine that a particular product or product ingredient presents an unacceptable health risk. Regulatory agencies may also determine that a particular statement of nutritional support on our products, or a statement that we want to use on our products, is an unacceptable drug claim or an unauthorized version of a food “health claim,” or that particular claims are not adequately supported by available scientific evidence. Any such regulatory determination would prevent us from marketing particular products or using certain statements on those products, which could adversely affect our sales and results of operations.

Developments in the laws and regulations governing dietary supplements may result in a more stringent regulatory landscape, which could require reformulation of certain products to meet new standards, recalls or discontinuance of certain products that we are unable to reformulate, additional record-keeping requirements, increased documentation of the properties of certain products, additional or different labeling requirements, additional scientific substantiation requirements, or other additional requirements or restrictions. Such developments could significantly increase our costs significantly, which could have a material adverse effect on our business, financial condition and results of operations.

If we incur substantial liability from litigation, complaints, or enforcement actions, our financial condition could suffer.

We may become subject to litigation, formal or informal complaints, enforcement actions, and/or inquiries or investigations by various federal, state, or local governmental authorities, employees, consultants, and/or private third parties against our Company. Any such litigation, complaints, enforcement actions or other proceedings could consume considerable amounts of financial and other corporate resources and divert our key executives' attention away from carrying out our business plan, which could have a material adverse impact on our business, financial condition, results of operations and growth prospects.

We are dependent upon the success of the health food store channel, as well as the success of specific retailers and distributors within the channel.

We sell our products primarily to or through health food stores and third party distributors. Because of this, we are dependent to a large degree upon the success of this channel as well as the success of specific retailers and distributors in the channel, which is outside of our control. While there are some large chains of health food stores, most of the retailers in the industry are comprised of individual stores or small chains. We rely on these retailers to purchase, market, and sell our products. There can be no assurance that the channel of health food retailers will continue to grow or prosper as it faces pricing and service pressures from other channels, including the mass market and large chain retailers.The loss of key distributors with significant sales networks could have a material adverse effect on our sales and results of operations.

A significant amount of our net sales, in certain markets, is dependent on a few key distributors and their extensive sales networks. The loss or inactivity of one or more of these key distributors who generate a significant amount of our net sales could have a material adverse effect on our business, results of operations and financial condition.

We could incur obligations resulting from the activities of our independent distributors.

We sell our products through a network of independent distributors. Independent distributors are independent contractors who operate their own business separate and apart from the Company. We may not be able to control certain aspects of our distributors’ activities that may impact our business. If local laws and regulations, or the interpretation thereof, change and require us to treat our independent distributors as employees, or if our independent distributors are deemed by local regulatory authorities in one or more of the jurisdictions in which we operate to be our employees rather than independent contractors under existing laws and interpretations, we may be held responsible for a variety of obligations that are imposed upon employers relating to their employees, including employment-related taxes and penalties, which could have a material adverse effect on our financial condition and results of operations. In addition, there is the possibility that some jurisdictions may seek to hold us responsible for false product or earnings-related claims due to the actions of our independent distributors. Liability for any of these issues could have a material adverse effect on our business, financial condition and results of operations.

Our independent distributors’ failure to comply with applicable advertising laws and regulations could adversely affect our financial conditions and results of operations.

The advertisement of our products is subject to extensive regulations in the markets in which we do business. Our independent distributors may fail to comply with such regulations governing the advertising of our products. In the United States, our products are sold principally as dietary supplements and are subject to rigorous FDA regulations limiting the types of therapeutic claims that can be made relating to the products. The treatment or cure of disease, for example, is not a permitted claim for our products. In the United States, the FTC and state attorneys general are primarily responsible for providing consumer protection through, among other things, investigating and initiating enforcement actions against persons engaged in deceptive or fraudulent business practices. In recent years, the FTC and state attorneys general have investigated and initiated enforcement actions against direct selling companies for misleading representations relating to the earnings potential of an independent distributor within a company's compensation plan. Private watchdog groups have also increased their scrutiny of companies in the dietary supplement industry in recent years with allegations of false or misleading product and earnings-related claims. These private watchdog groups actively monitor companies and their independent distributors with the goal of encouraging the FTC or one or more state attorneys general to take enforcement action against practices they believe are misleading or illegal. We cannot ensure that all marketing materials used by our independent distributors comply with applicable regulations, including bans on false or misleading product and earnings-related claims. If our independent distributors fail to comply with applicable regulations, we could be subjected to claims of false advertising, misrepresentation, significant financial penalties, and/or costly mandatory product recalls and relabeling requirements with respect to our products, any of which could have a material adverse effect on our business, reputation, financial condition and results of operations.

Risks Related to the CBD Industry

While our current product line does not utilize CBD, the Company plans to enter the CBD market in the future. We plan to introduce a line of CBD-based supplements into the market within the next twelve months, initially only in states where CBD is legalized pending regulatory clarification regarding the legalization of CBD at the federal level. The following risk factors relate to the regulatory environment surrounding CBD-based products, and the impact such regulations may have on our business in the future.

Laws and regulations affecting the CBD industry are evolving under the Farm Bill, and changes to applicable regulations may materially affect our future operations in the CBD market.

The 2018 Farm Bill removed hemp derived CBD from the Schedules of Controlled Substances regulated by the DEA. In conjunction with the enactment of the 2018 Farm Bill, the FDA released a statement about the status of CBD as a nutritional supplement, noting that the Farm Bill explicitly preserved the FDA’s authority to regulate products containing cannabis or cannabis-derived compounds under the Federal Food, Drug, and Cosmetic Act (the “FDCA”) and Section 351 of the Public Health Service Act. Any difficulties we experience in complying with existing and/or new government regulation could increase our operating costs and adversely impact our results of operations in future periods. The 2018 Farm Bill identified hemp derived CBD as the product for which Congress was providing relaxation of regulations and stipulated that in order to qualify for the permissive treatment under the 2018 Farm Bill, the hemp derived CBD must contain less than 0.3% tetrahydrocannabinol (“THC”).

As a result of the Farm Bill’s recent passage, we expect that there will be a constant evolution of laws and regulations affecting the CBD industry which could affect the Company’s plan of operations. Local, state and federal hemp laws and regulations may be broad in scope and subject to changing interpretations. These changes may require us to incur substantial costs associated with legal compliance, and may ultimately require us to alter our business plan. Furthermore, violations of these laws, or alleged violations, could disrupt our business and result in a material adverse effect on our operations. We cannot predict the nature of any future laws, regulations, interpretations or applications, and it is possible that regulations may be enacted in the future that will be directly applicable to our planned business.

Changes to state laws pertaining to industrial hemp could slow the use of industrial hemp, which could impact our revenues in future periods. Approximately 40 states have authorized industrial hemp programs pursuant to the Farm Bill. Continued development of the industrial hemp industry will be dependent upon new legislative authorization of industrial hemp at the state level, and further amendment or supplementation of legislation at the federal level. Any number of events or occurrences could slow or halt progress all together in this space. While progress within the industrial hemp industry is currently encouraging, growth is not assured, and while there appears to be ample public support for favorable legislative action, numerous factors may impact or negatively affect the legislative process(es) within the various states where we have business interests.

Costs associated with compliance with various laws and regulations could impact our financial results.

The manufacture, labeling and distribution of CBD products is regulated by various federal, state and local agencies. These governmental authorities may commence regulatory or legal proceedings, which could restrict our ability to market CBD-based products in the future. The FDA is the federal agency that regulates our products to ensure that the products are not adulterated or misbranded. We may also be subject to regulation by other federal, state and local agencies with respect to our planned CBD-based products. Our advertising activities are subject to regulation by the FTC under the Federal Trade Commission Act. In recent years, the FTC and state attorneys general have initiated numerous investigations of dietary and nutritional supplement companies and products. Any actions or investigations initiated against the Company by governmental authorities or private litigants could have a material adverse effect on our business, financial condition and results of operations. Any actions or investigations initiated against the Company by governmental authorities or private litigants could have a material adverse effect on our business, financial condition and results of operations.

The shifting regulatory environment and the need to build and maintain robust systems to achieve and maintain compliance in multiple jurisdictions increases the possibility that we may violate one or more of the legal requirements applicable to our business and products. If our operations are found to be in violation of any applicable laws or regulations, we may be subject to penalties, including, without limitation, civil and criminal penalties, damages, fines, the curtailment or restructuring of our operations, injunctions, or product withdrawals, recalls or seizures, any of which could adversely affect our ability to operate our business, our financial condition and results of operations.

Uncertainty caused by potential changes to legal regulations could impact the use and acceptance of CBD products.

There is substantial uncertainty and differing interpretations and opinions among federal, state and local regulatory agencies, legislators, academics and businesses as to the scope of operation of Farm Bill-compliant hemp programs relative to the emerging regulation of cannabinoids and the Controlled Substances Act. These different opinions include, but are not limited to, the regulation of cannabinoids by the DEA and/or the FDA, and the extent to which manufacturers of products containing Farm Bill-compliant cultivators and processors may engage in interstate commerce. The existing uncertainties in the CBD regulatory landscape in the United States cannot be resolved without further federal, and perhaps state-level, legislation and regulation or a definitive judicial interpretation of existing laws and regulations. If these uncertainties are not resolved in the near future, such uncertainties may have an adverse effect upon our plan of operations and the introduction of our CBD-based products in different markets.

If we fail to obtain necessary permits, licenses and approvals under applicable laws and regulations, our business and plan of operations may be adversely impacted.

We may be required to obtain and maintain certain permits, licenses and regulatory approvals in the jurisdictions where we sell or plan to sell our products. There can be no assurance that we will be able to obtain or maintain any necessary licenses, permits or approvals. Any material delay in obtaining, or inability to obtain, such licenses, permits and approvals is likely to delay and/or inhibit our ability to carry out our plan of operations, and could have a material adverse effect on our business, financial condition and results of operations.

The market for CBD products is highly competitive. If we are unable to compete effectively in the market, our business and operating results could be materially and adversely affected.

The market for CBD products is a competitive and rapidly evolving market. There are numerous competitors in the industry, some of whom are more well-established with longer operating histories and greater financial resources than the Company. We expect competition in the CBD industry to continue to intensify following the recent passage of the Farm Bill. We believe the Company will be able to compete effectively because of the quality of our products and customer service. However, there can be no assurance that the Company will effectively compete with existing or future competitors. Increased competition may also drive the prices of our products down, which may have a material adverse effect on our results of operations in future periods.

Given the rapid changes affecting the global, national and regional economies generally, and the CBD industry specifically, the Company may experience difficulties in establishing and maintaining a competitive advantage in the marketplace. The Company’s success will depend on our ability to keep pace with any changes in such markets, especially legal and regulatory changes. Our success will depend on our ability to respond to, among other things, changes in the economy, market conditions and competitive pressures. Any failure to anticipate or respond adequately to such changes could have a material adverse effect on the Company’s business, financial condition and results of operations.

Risks Related to Our Company

Our limited operating history makes it difficult for potential investors to evaluate our business prospects and management.

We have a limited operating history upon which to base an evaluation of our business and prospects. Operating results for future periods are subject to numerous uncertainties, and we cannot assure you that the Company will achieve or sustain profitability in the future. The Company’s prospects must be considered in light of the risks encountered by companies in the early stage of development, particularly companies in new and rapidly evolving markets. Future operating results will depend upon many factors, including our success in attracting and retaining motivated and qualified personnel, our ability to establish short term credit lines or obtain financing from other sources, such as the contemplated offering, our ability to develop and market new products, our ability to control costs, and general economic conditions. We cannot assure you that the Company will successfully address any of these risks. There can be no assurance that our efforts will be successful or that we will ultimately be able to attain profitability.

Our financial situation creates doubt whether we will continue as a going concern.

Since inception, the Company has incurred net losses, with negative cash flows resulting from operating activities, and has an accumulated deficit of $6,724,892 as of June 30, 2019. Further, we expect to incur a net loss for the fiscal year ended December 31, 2019 and thereafter, primarily as a result of increased operating expenses. There can be no assurance that we will be able to achieve a level of revenues adequate to generate sufficient cash flow from operations, or obtain sufficient funding from this Offering or additional financing through private placements, public offerings and/or bank financing, to support our working capital requirements. To the extent that funds generated from any private placements, public offerings and/or bank financing are insufficient, we will have to raise additional working capital. No assurance can be given that additional financing will be available, or if available, will be on acceptable terms. These conditions raise substantial doubt about our ability to continue as a going concern. If adequate working capital is not available, we may be forced to discontinue operations, which would cause investors to lose their entire investment. Our auditors have indicated that these conditions raise substantial doubt about the Company’s ability to continue as a going concern.

Any inability to attract and retain qualified key management and technical personnel would impair our ability to implement our business plan.

Our success largely depends on the continued service of key management and other specialized personnel. The loss of one or more members of our management team or other key employees or consultants could materially harm our business, financial condition, results of operations and prospects. Because our management team is not obligated to provide us with continued service, they could terminate their employment or services with us at any time without penalty, subject to providing any required advance notice. Our future success and growth will depend in large part on our continued ability to attract and retain other highly qualified scientific, technical and management personnel and consultants. We face competition for personnel and consultants from other companies, universities, public and private research institutions, government entities and other organizations.

We will need to grow the size of our organization, and we may experience difficulties in managing any growth we may achieve.

As of the date of hereof, we have six (6) full-time employees. As our business continues to develop, we expect to need additional research, development, managerial, operational, sales, marketing, financial, accounting, legal and other resources. Future growth is likely to impose significant additional responsibilities on members of management. Our management may not be able to adequately accommodate such additional responsibilities, and the failure to do so could prevent us from effectively managing future growth and successfully growing our Company.

We will need but may be unable to obtain additional funding on satisfactory terms, which could dilute our stockholders or impose burdensome financial restrictions on our business.

We have relied upon our founders and majority stockholder to finance our operations to date. In the future, we hope to rely on revenues generated from operations to fund all of the cash requirements of our activities. However, there can be no assurance that our majority stockholder will continue to finance our operations or that we will be able to generate any significant cash from our operating activities in the future. Future financings may not be available on a timely basis, in sufficient amounts or on terms acceptable to us, if at all. Any debt financing or other financing of securities senior to the Shares will likely include financial and other covenants that will restrict our flexibility. Any failure to comply with these covenants would have a material adverse effect on our business, prospects, financial condition and results of operations because we could lose our existing sources of funding and impair our ability to secure new sources of funding. There can be no assurance that the Company will be able to generate any investor interest in its securities. If we do not obtain additional financing, our ability to carry out our business plan would be materially and adversely affected, in which case you would likely lose the entirety of your investment in the Company.

Failure to develop our internal controls over financial reporting as we grow could have an adverse impact on us.

As our Company matures, we will need to continue to develop and improve our current internal control systems and procedures to manage our growth. We are required to establish and maintain appropriate internal controls over financial reporting. Failure to establish appropriate controls, or any failure of those controls once established, could adversely impact our public disclosures regarding our business, financial condition or results of operations. In addition, management’s assessment of internal controls over financial reporting may identify weaknesses and conditions that need to be addressed in our internal controls over financial reporting or other matters that may raise concerns for investors. Any actual or perceived weaknesses and conditions that need to be addressed in our internal controls over financial reporting, disclosure of management’s assessment of our internal controls over financial reporting or disclosure of our public accounting firm’s attestation to or report on management’s assessment of our internal controls over financial reporting may have an adverse impact on the price of our Shares.

Our internal computer systems, or those of our third-party contractors or consultants, may fail or suffer security breaches, which could result in a material disruption of our product development programs.

Despite the implementation of security measures, our internal computer systems, and those of our third-party contractors and consultants, are vulnerable to damage from computer viruses, unauthorized access, natural disasters, terrorism, war and telecommunication and electrical failures. While we have not experienced any such system failure, accident, or security breach to date, if such an event were to occur and cause interruptions in our operations, it could result in a material disruption of our product research and development programs. To the extent that any disruption or security breach results in a loss of or damage to our data or applications or other data or applications relating to our technology or products, or inappropriate disclosure of confidential or proprietary information related to our business or products, we could incur increased costs and liabilities, as well as delays in product development.

We will need to raise additional funding, which may not be available on acceptable terms, or at all. Failure to obtain this necessary capital when needed may force us to delay, limit or terminate our product development efforts or other operations.

We may need to seek additional funds sooner than planned, through public or private equity or debt financings, government or other third-party funding, marketing and distribution arrangements and other collaborations, strategic alliances and licensing arrangements, or a combination of these approaches. Raising funds in the current economic environment may present additional challenges. Even if we believe we have sufficient funds for our current or future plan of operations, we may seek additional capital if market conditions are favorable or if we have specific strategic considerations.

Any additional fundraising efforts may divert our management from their day-to-day activities, which may adversely affect our ability to develop and commercialize our products. In addition, we cannot guarantee that future financing will be available in sufficient amounts or on acceptable terms, if at all. Moreover, the terms of any financing may adversely affect the holdings or the rights of our stockholders, and the issuance of additional securities, whether in the form of equity or debt, or the possibility of such issuance, may cause the market price of our Shares to decline. The sale of additional equity or convertible securities may dilute our existing stockholders. The incurrence of indebtedness would result in increased fixed payment obligations, and we may be required to agree to certain restrictive covenants, such as limitations on our ability to incur additional debt, limitations on our ability to acquire, sell or license intellectual property rights, and other operating restrictions that could adversely impact our ability to conduct our business. We could also be required to seek funds through arrangements with collaborative partners or otherwise at an earlier stage than otherwise would be desirable, and we may be required to relinquish rights to some of our technologies or products or otherwise agree to terms unfavorable to us, any of which may have a material adverse effect on our business, operating results and prospects.

If we are unable to obtain funding on a timely basis, we may be required to significantly curtail, delay or discontinue one or more of our research or development programs or the commercialization of one or more products, or we may be unable to expand our operations or otherwise capitalize on our business opportunities, as desired, which could materially affect our business, financial condition and results of operations.

Risks Related to Our Shares

We have a significant stockholder, which will limit your ability to influence corporate matters and may give rise to conflicts of interest.

As of the date hereof, our majority stockholder, Emerald Health Sciences Inc. (“EHS”), owns approximately 70% of our Shares. Accordingly, EHS exerts and will continue to exert significant influence over the Company and any action requiring the approval of the holders of our Shares, including the election of directors and amendments to our organizational documents, such as increases in our authorized shares of Shares and approval of significant corporate transactions. This concentration of ownership may prevent or discourage unsolicited acquisition proposals or offers for our Shares that you may feel are in your best interest as one of our stockholders. Furthermore, the interests of EHS may not always coincide with your interests or the interests of other stockholders, and EHS may act in a manner that advances its best interests and not necessarily those of other stockholders, including seeking a premium value for its Shares, which might affect the prevailing market price for our Shares.

Our executive officers, directors, major stockholder and their respective affiliates exercise and will continue to exercise significant control over our Company, which will limit your ability to influence corporate matters and could delay or prevent a change in control.

The existing holdings of our executive officers, directors and major stockholder represent beneficial ownership, in the aggregate, of approximately 70% of our outstanding Common Stock. As a result, these stockholders are able to influence our management and affairs and control the outcome of matters submitted to our stockholders for approval, including the election of directors and any sale, merger, consolidation, or sale of all or substantially all of our assets. These stockholders acquired their shares of Common Stock for substantially less than the price of the Shares being acquired in this offering, and these stockholders may have interests, with respect to their Common Stock, that are different from those of investors in this offering. In addition, the concentration of voting power among these stockholders might adversely affect the market price of our Shares by:

●	delaying, deferring or preventing a change in control of the Company;

●	impeding a merger, consolidation, takeover or other business combination involving the Company; or

●	discouraging a potential acquirer from making a tender offer or otherwise attempting to obtain control of the Company.

Conflicts of Interest

The Company may be subject to various potential conflicts of interest because of the fact that some of its officers and directors may be engaged in a range of business activities. All of the directors of the Company are also directors and/or officers of EHS, our majority stockholder. In addition, the Company’s executive officers and directors may devote time to their outside business interests, so long as such activities do not materially or adversely interfere with their duties to the Company. In some cases, the Company’s executive officers and directors may have fiduciary obligations associated with these business interests that interfere with their ability to devote time to the Company’s business and affairs and that could adversely affect the Company’s operations. These business interests could require significant time and attention of the Company’s executive officers and directors.
We have broad discretion in how we use the proceeds of this offering, and may not use these proceeds effectively, which could affect our results of operations and cause the price of our Shares to decline.

We will have considerable discretion in the application of the net proceeds of this offering. We intend to use the net proceeds from this offering to fund our business strategy, including without limitation, new and ongoing research and development expenses, offering and other financing expenses, working capital and other general corporate purposes, which may include funding for the hiring of additional personnel. As a result, investors will be relying upon management’s judgment with only limited information about our specific intentions for the use of the balance of the net proceeds of this offering. We may use the net proceeds for purposes that do not yield a significant return or any return at all for our stockholders.

There is no existing market for our Shares, and you cannot be certain that an active trading market or a specific share price will be established.

There is no public market for Shares. We cannot predict the extent to which investor interest in our Company will lead to the development of a trading market or how liquid that market might become. The offering price for the Shares has been arbitrarily determined by the Company and may not be indicative of the price that will prevail in any trading market following this offering, if any. The market price for our Common Stock may decline below the current offering price, and our stock price is likely to be volatile.

Limitations of director liability and indemnification of directors, officers and employees.

Our Amended and Restated Certificate of Incorporation limits the liability of directors to the maximum extent permitted by Delaware law. Delaware law provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability for any:

●	breach of their duty of loyalty to us or our stockholders;

●	act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

●	unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; or

●	transactions for which the directors derived an improper personal benefit.

These limitations of liability do not apply to liabilities arising under the federal or state securities laws and do not affect the availability of equitable remedies such as injunctive relief or rescission. Our corporate bylaws provide that we will indemnify our directors, officers and employees to the fullest extent permitted by law. Our bylaws also provide that we are obligated to advance expenses incurred by a director or officer in advance of the final disposition of any action or proceeding. We believe that these bylaw provisions are necessary to attract and retain qualified persons as directors and officers. We have entered into, and are authorized to enter into, indemnification agreements with our current and future officers and directors. The limitation of liability in our Amended and Restated Certificate of Incorporation, bylaws and indemnification agreements with our officers and directors may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against directors and officers, even though an action, if successful, might provide a benefit to us and our stockholders. Our results of operations and financial condition may be harmed to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

We do not intend to pay dividends on our Common Stock and, consequently, your ability to achieve a return on your investment will depend on appreciation in the price of our Common Stock.

We have never declared or paid any cash dividend on our Common Stock and do not currently intend to do so in the foreseeable future. We currently anticipate that we will retain future earnings for the development, operation and expansion of our business and do not anticipate declaring or paying any cash dividends in the foreseeable future. Therefore, the success of an investment in Shares will depend upon any future appreciation in their value. There is no guarantee that Shares will appreciate in value or even maintain the price at which you purchased them.
12